                                                                    EXHIBIT 10.3

                                SUPPLY AGREEMENT

                                     BETWEEN

                                 CIMA LABS INC.

                                       AND

                                      WYETH

                               ACTING THROUGH ITS

                       WYETH CONSUMER HEALTHCARE DIVISION

                                       FOR

              NON-PRESCRIPTION RAPID DISSOLVING LORATADINE TABLETS

                                TABLE OF CONTENTS

ARTICLE I DEFINITIONS........................................................   1

ARTICLE II SUPPLY AND MANUFACTURING..........................................   4

ARTICLE III  [INTENTIONALLY OMITTED].........................................  13

ARTICLE IV  REGULATORY COMPLIANCE............................................  13

ARTICLE V  PAYMENT PROVISIONS................................................  13

ARTICLE VI  REPRESENTATIONS AND WARRANTIES...................................  14

ARTICLE VII  INDEMNIFICATION.................................................  15

ARTICLE VIII  CONFIDENTIALITY................................................  16

ARTICLE IX  TERM AND TERMINATION.............................................  17

ARTICLE X  PUBLICATIONS......................................................  18

ARTICLE XI MISCELLANEOUS.....................................................  18

EXHIBIT A - PRICE

EXHIBIT B - PACKAGING

EXHIBIT C - QUALITY AGREEMENT

EXHIBIT D - ADVERSE EXPERIENCE REPORTING PROCEDURES

                                SUPPLY AGREEMENT

         THIS AGREEMENT dated the 18th day of June 2002 between CIMA LABS INC., a corporation organized and existing under the laws of the State of Delaware with offices located at 10000 Valley View Road, Eden Prairie, Minnesota 55344-9361 (hereafter, together with its Affiliates, referred to as "CIMA"), and WYETH (formerly known as American Home Products Corporation), acting through its Wyeth Consumer Healthcare division, a corporation organized and existing under the laws of the State of Delaware with offices located at Five Giralda Farms, Madison, New Jersey 07940 ("WCH").

                               W I T N E S S E T H

         WHEREAS, CIMA and Wyeth, acting through its ESI Lederle Division, have entered into a Supply Agreement, dated January 14, 2000 (the "Original Supply Agreement"); and

         WHEREAS, CIMA and WCH wish to amend the Original Supply Agreement to remove the OTC Field (as defined herein) and to enter into this Supply Agreement which relates only to the OTC Field, all on the terms and subject to the conditions set forth herein.

         NOW, THEREFORE, in consideration of the representations, warranties and covenants set forth herein, the parties hereto agree as follows:

                                    ARTICLE I
                                   DEFINITIONS

         1.1 "ACTIVE INGREDIENT" means ethyl 4-(8-chloro-5,6-dihydro-11 H-benzo [5,6] cyclohepta [1,2-b] pyridin-11-ylid-ene)-1 piperidine carboxylate, known as loratadine.

         1.2 "ADVERSE DRUG EXPERIENCE" means the definition in the current 21 CFR Sections 312.32 and 314.80, as in effect from time to time.

         1.3 "AFFILIATE" means (i) any Person which at the time of determination is directly or indirectly controlled by any party hereto; (ii) any Person which at the time of determination directly or indirectly controls any party hereto; or (iii) any Person which is under the direct or indirect control of any such Person as described in subparagraphs (i) or (ii). "Control" shall in this Section mean ownership of greater than fifty percent (50%) of the voting stock or other voting interests in the Person in question.

         1.4 "AGENCY" means any governmental regulatory authority responsible for granting approvals, including Regulatory Approvals and/or Pricing Approvals, for the sale of a Product in the OTC Field in a country in the Territory.

         1.5 "ANDA" means an Abbreviated New Drug Application, as defined in the United States Food, Drug and Cosmetic Act, as amended, and applicable FDA rules and regulations.

         1.6 "API COST PER TABLET" means the actual net price paid per kilo by CIMA to its Active Ingredient supplier (the "AI Price") plus [***CONFIDENTIAL TREATMENT REQUESTED, PORTION OMITTED FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.***] of the AI Price (to reflect a [***CONFIDENTIAL TREATMENT REQUESTED, PORTION OMITTED FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.***] price yield factor), plus [***CONFIDENTIAL TREATMENT REQUESTED, PORTION OMITTED FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.***] of the AI Price (to cover all related expenses, including handling and testing), the sum of which is divided by 100,000 (to reflect 10mg Active Ingredient per tablet). For example, assuming CIMA's cost of Active Ingredient is [***CONFIDENTIAL TREATMENT REQUESTED, PORTION OMITTED FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.***], the API Per Tablet Cost would be [***CONFIDENTIAL TREATMENT REQUESTED, PORTION OMITTED FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.***] per tablet.

         1.7 "CIMA'S MANUFACTURING COST" means CIMA's manufacturing costs for Finished Product based on a four hundred twenty (420) kilogram batch size comprised of raw materials (including packaging, but excluding Active Ingredient), direct labor, and overhead costs allocable to such Finished Product, as determined in accordance with United States generally accepted accounting practices consistently applied.

         1.8 "COMMERCIALLY REASONABLE EFFORTS" means efforts and resources normally used by a party for a compound or product owned by it or to which it has rights, which is of similar market potential at a similar stage in its product life, taking into account the competitiveness of the marketplace, the proprietary position of the compound or product, the regulatory structure involved, the profitability of the applicable products, and other relevant factors. It is anticipated that the level of effort and resources may change at different times during the product life cycle of a compound or product.

         1.9 "CONTROL" or "CONTROLLED" in the context of intellectual property rights means rights to intellectual property sufficient to allow a grant of rights without any obligation to any Third Party.

         1.10 "DEVELOPMENT AND LICENSE AGREEMENT" means the Development and License Agreement for the OTC Field between the parties signed contemporaneously with this Agreement.

         1.11    "EFFECTIVE DATE" means January 14, 2000.

         1.12 "FACILITY" means CIMA's manufacturing facility located at 10000 Valley View Road, Eden Prairie, Minnesota or any other facility approved in writing by WCH for the manufacture of Product.

         1.13 "FDA" means the United States Food and Drug Administration, or any successor thereto.

         1.14 "FINISHED PRODUCT" means fully finished and packaged Product meeting the Specifications.

         1.15 "GOOD MANUFACTURING PRACTICE" or "GMP" means the then current standards for the manufacture of pharmaceuticals, as set forth in the United States Federal, Food, Drug and Cosmetic Act and applicable regulations promulgated thereunder, as amended from time to time, and such standards of good manufacturing practices as are required by the European Union and other organizations and governmental agencies in countries in which Product is intended to be sold, to the extent such standards are not inconsistent with United States GMP.

         1.16 "[***CONFIDENTIAL TREATMENT REQUESTED, PORTION OMITTED FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.***] Test" means the [***CONFIDENTIAL TREATMENT REQUESTED, PORTION OMITTED FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.***] for Active Ingredient and Product provided in writing by WCH to CIMA, as the same may be amended from time to time by the mutual agreement of the parties.

         1.17 "[***CONFIDENTIAL TREATMENT REQUESTED, PORTION OMITTED FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.***] Criteria" means the [***CONFIDENTIAL TREATMENT REQUESTED, PORTION OMITTED FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.***] provided in writing by WCH to CIMA, as the same may be amended from time to time by the mutual agreement of the parties.

         1.18    "LABOR" has the meaning set forth in Section 2.16(a).

         1.19 "LAUNCH DATE" means the date of first commercial shipment of a Product in the OTC Field by WCH or its Affiliates or their respective subdistributors of Product to Third Parties in a country of the Territory.

         1.20 "NDA" means a New Drug Application, as defined in the United States Federal Food, Drug and Cosmetic Act, as amended, and applicable FDA rules and regulations.

         1.21 "OTC Field" means the area of non-prescription (i.e., not requiring, by law or regulation, a prescription from a medical doctor) and/or over-the-counter sales for all human pharmaceutical uses.

         1.22    "OVERHEAD" has the meaning set forth in Section 2.16(a).

         1.23 "PERSON" means an individual, a corporation, a partnership, an association, a trust or other entity or organization, including a government or political subdivision or an agency thereof.

         1.24 "PRICING APPROVAL" means any approval for price or reimbursement as may be necessary or appropriate as a prerequisite for marketing Product in the OTC Field in a particular country of the Territory.

         1.25 "PRODUCT" means rapid dissolving tablets containing 10 milligrams Active Ingredient meeting the Specifications.

         1.26    "PROFIT" has the meaning set forth in Section 2.16(a).

         1.27    "RAW MATERIALS" has the meaning set forth in Section 2.16(a).

         1.28 "REGULATORY APPROVAL" means the product license or marketing approval necessary as a prerequisite for marketing Product in the OTC Field in a particular country in the Territory.

         1.29 "REGULATORY DOCUMENTS" means all regulatory submissions, Regulatory Approvals and Pricing Approvals.

         1.30 "SPECIFICATIONS" means the specifications for the Product as set forth in ANDA 75-822 and NDA 21-375, as may be amended from time to time by the parties in the course of Product development and in accordance with the regulatory submissions and/or Regulatory Approvals, or as otherwise required by an Agency.

         1.31 "TECHNICAL INFORMATION" means (a) techniques and data, including ideas, inventions (including patentable inventions), practices, methods, knowledge, know-how, trade secrets, skill, experience, documents, apparatus, clinical and regulatory strategies, test data, including pharmacological, toxicological and clinical test data, analytical and quality control data, manufacturing, patent data or descriptions relating to Product, and (b) chemical formulations, compositions of matter, product samples and assays relating to Product.

         1.32    "TERM" shall have the meaning set forth in Section 9.1.

         1.33 "TERRITORY" has the meaning set forth in the Development and License Agreement, as the same may be amended from time to time in accordance with the provisions thereof.

         1.34 "THIRD PARTY" means any Person other than a party to this Agreement or an Affiliate of a party to this Agreement.

         1.35    "$" means United States dollars.

                                   ARTICLE II
                            SUPPLY AND MANUFACTURING

         2.1 MANUFACTURING. During the Term of this Agreement, CIMA shall manufacture and supply WCH with, and WCH shall purchase from CIMA, Product in accordance with the terms specified in this Article II. Subject to Section 2.9, WCH shall exclusively purchase all of WCH's requirements of Product for the OTC Field in the Territory from CIMA and CIMA shall exclusively supply Product for the OTC Field to WCH in the Territory.

         2.2      SUPPLY PRICE.

                  (a) Quantities of Product shall be delivered to WCH F.O.B. Origin Freight Collect (latest edition of incoterms) and risk of loss shall pass at the time of such delivery.

                  (b) The price for Finished Product (the "Finished Product Supply Price"), in the packaging set forth in Exhibit B attached hereto, for all countries of the Territory shall be [***CONFIDENTIAL TREATMENT REQUESTED, PORTION OMITTED FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.***] per tablet (which amount is comprised of the Raw Materials, Labor, Overhead and Profit components set forth on Exhibit A attached hereto, based on a four hundred twenty (420) kilogram batch size) plus the API Per Tablet Cost. For Finished Product shipped to WCH after December 31, [***CONFIDENTIAL TREATMENT REQUESTED, PORTION OMITTED FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.***] and each calendar year thereafter, the Finished Product Supply Price shall be adjusted for such calendar year for changes in Raw Materials and Labor costs, but not Overhead or Profit until January 1, [***CONFIDENTIAL TREATMENT REQUESTED, PORTION OMITTED FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.***], as provided in
Section 2.16. The Finished Product Supply Price for each country in the Territory, except the United States, shall be increased for packaging variant costs, including pre-printed lidding foil costs (if any), at CIMA's actual cost as determined under Section 2.16. CIMA shall purchase Active Ingredient with sufficient lead times to fill WCH's firm orders based on forecasts given pursuant to Section 2.3. CIMA shall provide WCH in writing with the API Cost Per Tablet (specifying the per kilo AI Price and quantity ordered or to be ordered at such AI Price) as soon as possible.

                  (c) WCH may place firm orders for Product having imprinting, labeling or packaging variants or in less than full batch sizes (four hundred twenty (420) kilograms), provided that the price for Finished Product ordered in such variants less than full batch sizes shall be increased [***CONFIDENTIAL TREATMENT REQUESTED, PORTION OMITTED FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.***] per tablet to reimburse CIMA for making modifications to labeling, imprinting or packaging to accommodate such partial batch size variants.

                  (d) Notwithstanding any provision herein to the contrary, if at any time CIMA makes sales of Product to any person at a price lower than the price then in effect hereunder for Product, or on payment and delivery terms more favorable than those in effect hereunder, such lower price and/or more favorable terms shall be made available to WCH hereunder, with respect to WCH's inventory of Product as well as future purchases of Product, for so long as CIMA continues to make sales to such person at such lower price and/or on such more favorable terms.

         2.3      FORECASTS.

                  (a) Upon first NDA submission, WCH shall provide to CIMA a non-binding rolling three (3) year Product forecast (based on calendar years and updated at least semi-annually) for long-term manufacturing planning purposes.

                  (b) Thereafter, during the Term of this Agreement, WCH shall provide CIMA on a calendar quarter basis, with a non-binding one (1) year rolling forecast, providing CIMA with a written estimate of the quantities of Product required during the next four (4) calendar quarters. Each such quarterly estimate shall contain an update of the immediately preceding estimate with respect to the calendar quarters referred to in such preceding estimate.

         2.4      FIRM ORDERS.

                  (a) WCH shall place a firm order with CIMA for Product requirements at least one hundred twenty (120) days in advance of the delivery date for Product for sales by WCH in the United States. WCH shall place a firm order with CIMA for Product requirements at least six (6) months in advance of the delivery date for Product for the first order placed for Product in any country of the Territory other than the United States, or for any order for Product which would require any modification to the labeling or packaging thereof; otherwise WCH may place a firm order at least ninety (90) days in advance of the delivery date for Product. A firm order is a purchase order authorizing manufacture of the Product. Notwithstanding the foregoing, if a modification to Product or to the Specifications (exclusive of labeling) is required for any country in the Territory, CIMA shall have at least six (6) months from the approval of such modification by the applicable Agency to fill any firm order for modified Product placed by WCH prior to such required modification. CIMA shall supply Product to WCH as required hereunder, provided that WCH provides CIMA with label copy which has been agreed to by both parties as required hereunder and WCH's order for Product is in accordance with the terms and conditions of this Agreement. Such order for Product placed by WCH shall be in accordance with the provisions of this Agreement and made pursuant to a purchase order in a form mutually acceptable to the parties. CIMA shall ship Product in such quantities and on the dates specified in WCH's purchase orders.

                  (b) Notwithstanding the foregoing, CIMA has the right to satisfy WCH's firm order requirements pursuant to this Article II by supplying WCH with Product in full batch quantities provided that CIMA may round up or down WCH's actual order for Product to the nearest full batch.

         2.5      LIMITS ON FIRM ORDERS. If a firm order made pursuant to
Section 2.4 is greater than one hundred fifty percent (150%) of the one (1) year rolling forecast received by CIMA for such ninety (90) day period, then CIMA shall use Commercially Reasonable Efforts, but shall not be obligated, to ship that portion of the excess over one hundred fifty percent (150%).

         2.6 CANCELLATIONS OF ORDERS. If WCH cancels a firm order made pursuant to Section 2.4, then WCH shall reimburse CIMA for all costs incurred by CIMA as a result of such cancellation of such order, including materials, labor, work in progress, obsolete inventory (including the AI Price for up to the quantity of Active Ingredient purchased by CIMA to cover such canceled purchase order plus an additional two months supply based on WCH's most recent forecast), disposal and overhead; but this obligation shall not cover capital costs.

         2.7 PAYMENT TERMS. WCH shall pay invoices for Products delivered hereunder thirty (30) days after the invoice date. WCH shall pay a penalty on unpaid amounts overdue by more than thirty (30) days of one and one-half percent (1.5%) per month for each month a payment is past due. Such penalty shall not exceed eighteen percent (18%) per year.

         2.8      QUALITY ASSURANCE.

                  (a) CIMA shall provide samples from each batch of Active Ingredient to be used in the manufacture of Product and samples from each batch of Product to [***CONFIDENTIAL TREATMENT REQUESTED, PORTION OMITTED FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.***] (or such other contract laboratory specified by WCH) to perform the [***CONFIDENTIAL TREATMENT REQUESTED, PORTION OMITTED FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.***] Tests to ensure that such Active Ingredient and Product, as the case may be, meets the [***CONFIDENTIAL TREATMENT REQUESTED, PORTION OMITTED FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.***] Criteria, until WCH notifies CIMA in writing that such practice may be suspended. CIMA shall provide WCH with the results of such [***CONFIDENTIAL TREATMENT REQUESTED, PORTION OMITTED FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.***] Tests. [***CONFIDENTIAL TREATMENT REQUESTED, PORTION OMITTED FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.***] shall bill WCH directly for such services, and such amounts shall not be included in CIMA's Manufacturing Cost. If any batch of Active Ingredient or Product fails to meet the [***CONFIDENTIAL TREATMENT REQUESTED, PORTION OMITTED FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.***] Criteria, the parties shall be relieved of their respective obligations hereunder to supply and accept delivery of Product relating to such failed batch. CIMA shall not use any Active Ingredient in the manufacture of Product that does not meet the [***CONFIDENTIAL TREATMENT REQUESTED, PORTION OMITTED FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.***] Criteria and shall not ship any Product to WCH that does not meet the [***CONFIDENTIAL TREATMENT REQUESTED, PORTION OMITTED FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.***] Criteria. Any batch of Active Ingredient or Product that does not meet the [***CONFIDENTIAL TREATMENT REQUESTED, PORTION OMITTED FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.***] Criteria shall be disposed of by CIMA as directed by WCH. WCH shall reimburse CIMA the AI Price for Active Ingredient and the Finished Product Supply Price for Product (less any amount allocated to Raw Materials, Labor and Overhead not actually incurred by CIMA in the Manufacture of such Product) that is deemed unacceptable hereunder solely by reason of its failure to meet the [***CONFIDENTIAL TREATMENT REQUESTED, PORTION OMITTED FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.***] Criteria as determined by such [***CONFIDENTIAL TREATMENT REQUESTED, PORTION OMITTED FILED

SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.***] Testing; provided that CIMA assigns to WCH all of its rights and interest in and to any claim that it may have against the supplier of Active Ingredient for breach of warranty or otherwise and CIMA fully cooperates with WCH in pursuing any claim by WCH against the supplier of Active Ingredient. WCH shall be entitled to retain any recovery it may receive from the supplier of Active Ingredient with respect to any such claim.

                  (b) Prior to the shipment of Product to WCH, CIMA shall test representative samples of each of the batch(es) to be shipped in accordance with validated, approved methods of analysis defined in the Specifications. CIMA shall provide WCH with a Certificate of Analysis for each batch of Product shipped to WCH stating that the Product so shipped conforms to the Specifications. The Certificate of Analysis shall be in a format agreed upon by the parties.

                  (c) CIMA shall retain production samples and batch records from each batch of Product for the longer of (i) two (2) years after the expiry date of each such batch of Product or (ii) the time period required under GMP. Upon request, CIMA shall provide WCH's Quality Control Department with production samples of Product and/or copies of completed Batch records.

                  (d) Master batch process documentation will be prepared and approved by CIMA as per its normal procedures. The parties agree that deviations from master batch process documentation may be necessary from time to time. Such deviations shall be discussed with WCH before any proposed shipment of Product. Individual batch process documentation shall be photocopied from the approval master and issued for each batch as per CIMA's routine system. Original batch records will be filed securely by CIMA. CIMA will perform all in-process control tests demanded by the approved batch process. The parties shall execute and deliver to each other a Quality Agreement substantially in the form of Exhibit C. Each party agrees to perform is respective obligations in accordance with this Agreement.

                  (e)      (i)    WCH shall have the right to test Product to
verify compliance with Specifications and applicable Regulatory Approvals and CIMA shall supply WCH with its testing procedures. WCH may, by written notice provided to CIMA within sixty (60) days of WCH's receipt of a shipment of Product, reject all or part of such shipment of Product if, based upon the testing of such Product conducted under this Section 2.8(e), such Product does not comply with the Specifications or applicable Regulatory Approvals. If WCH fails to notify CIMA within such sixty (60) day period, that it is rejecting such Product, WCH shall be deemed to have accepted such Product.

                           (ii)   If CIMA, after good faith consultation with
WCH, disputes any finding by WCH that Product does not comply with the Specifications or applicable Regulatory Approvals, samples of such Product shall be forwarded to a Third Party jointly selected by WCH and CIMA for analysis, which analysis shall be performed in compliance with applicable regulatory requirements. The findings of such Third Party regarding whether Product complies with the Specifications and the applicable Regulatory Approvals shall be binding upon the parties for purposes of this Section 2.8(e). The cost of such analysis by such Third Party shall be borne by the party whose findings differed from those generated by such Third Party.

                           (iii)  If as determined in accordance with this
Section 2.8(e), a shipment of Product does not conform to the Specifications or applicable Regulatory Approvals, CIMA shall replace such shipment free of charge (which includes without limitation CIMA paying for the cost of any Active Ingredient included therein) with a substitute shipment which meets such Specifications and applicable Regulatory Approvals according to the following time frame. If the Product is in inventory then conforming Product will be shipped so as to arrive as soon as practicable. If the Product is not in inventory, CIMA will take all reasonable steps to ensure expeditious manufacture of conforming Product which will be shipped on the next shipping day after completion of manufacture so as to arrive as soon as possible thereafter. In the event that testing at WCH indicates that Product does not conform with Specifications or applicable Regulatory Approvals: (I) WCH shall immediately notify CIMA; (II) WCH and CIMA shall mutually agree on an investigation program to determine the cause of the discrepancy and the outcome of this investigation shall be used to determine disposition of the batch; (III) where appropriate, given the timetable for the agreed upon investigation program, CIMA shall take all reasonable steps to ensure expeditious manufacture and shipment of conforming Product; and (IV) shipment of such replacement Product shall take place the next shipping day following completion of analytical work to demonstrate conformance with Specifications and applicable Regulatory Approvals. Shipment shall be by the quickest agreed route. At CIMA's expense and at WCH's sole option: the non-conforming shipment shall be (A) returned to CIMA; or (B) disposed of by WCH, upon final determination in accordance with this Section 2.8(e) that it does not meet the Specifications or applicable Regulatory Approvals.

         2.9 WCH MANUFACTURE RIGHTS DURING THE TERM. Upon WCH's written request, made at any time after the first ANDA submission, CIMA shall grant to WCH the exclusive, irrevocable, transferable right to, and shall use Commercially Reasonable Efforts to transfer to WCH, the manufacturing know-how used by CIMA that is reasonably necessary to enable WCH to manufacture Product for the OTC Field. If WCH exercises this right, except as provided below, WCH shall pay CIMA (a) a [***CONFIDENTIAL TREATMENT REQUESTED, PORTION OMITTED FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.***] technical transfer fee upon successful completion of the transfer process (defined as manufacture of validation batches of Product meeting the Specifications), and (b) out of pocket expenses incurred by CIMA directly related to the technical assistance needed to facilitate the transfer process. If WCH exercises this right due to the inability of CIMA to meet WCH firm orders for Product, for any reason other than a condition of force majeure that lasts less than sixty (60) days, then WCH shall pay CIMA only out-of-pocket expenses incurred by CIMA directly related to the technical assistance needed to facilitate the transfer process.

         2.10 NOTIFICATION OF INSPECTIONS. Each party agrees to notify the other within two (2) business days of its receipt of notification of any inquiries, notifications, or inspection activity by any Agency, regulatory authority or other authority in regard to or affecting Product. The recipient party shall provide a reasonable description to the other party of any such governmental inquiries, notifications or inspections promptly (but in no event later than five (5) calendar days) after notification of completion of such visit or inquiry. The recipient party shall furnish to the other party, (i) within two (2) business days after receipt any report or correspondence issued by the Agency or regulatory authority in connection with such visit or inquiry, including but not limited to, any FDA Form 483, Establishment Inspection Reports or warning letters and (ii) at the same time it provides to any Agency or regulatory authority, copies of any and all documents, responses or explanations relating to items set forth above, in each case purged only of trade secrets of the recipient that are unrelated to the obligations under this Agreement or are unrelated to Product. In the event such governmental agency or authority requests or requires any action to be taken to address any citations, the recipient agrees, after consultation with the other party, to take such action as necessary to address such citations, and agrees to cooperate with the other party with respect to any such citation and/or action taken with respect thereto.

         2.11 INSPECTION BY WCH. CIMA shall permit WCH (at its own expense) to visit, during normal business hours and with reasonable advance notice CIMA's manufacturing facility(ies) and warehouse, subject to the confidentiality provisions of this Agreement, for the purposes of (a) observing the manufacture, packaging, testing and warehousing of Product and to inspect for compliance with GMPs, applicable regulatory requirements, the requirements of any applicable Regulatory Approvals, and environmental monitoring, (b) solving technical or quality problems, (c) examining the premises, equipment, procedures and personnel used when producing, testing or controlling Product and (d) all books and records relating to (a), (b) or (c). CIMA representatives shall be entitled to accompany WCH representatives on any such inspection.

         2.12     ENVIRONMENTAL AND OTHER LAWS AND REGULATIONS.

                  (a) In carrying out its obligations under this Agreement, CIMA shall comply with all applicable environmental, health and safety laws (current or as amended or added, collectively "Laws"), and shall be solely responsible for determining how to comply with same. CIMA represents and warrants that it has the appropriate skills, personnel, equipment, permits or approvals necessary to perform its services under this Agreement in compliance with all applicable Laws.

                  (b)     CIMA shall notify WCH, in writing, no later than one
(1) business day after the event, of any circumstances, including the receipt of any notice, warning, citation, finding, report or service of process, relating to compliance with the Laws, or the occurrence of any release, spill, upset or discharge of "Hazardous Substances" as defined by the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, which relates to CIMA's ability to manufacture or supply Product. WCH reserves the right to conduct an environmental inspection of CIMA's facility(ies), during normal business hours and with reasonable advance notice, for the purpose of determining compliance with this Section 2.12(b), no more frequently than once per year during the term hereof and under conditions of confidentiality as provided under Article VIII. Upon CIMA's request, WCH shall share the results of any environmental inspection with CIMA. Such inspection, if it occurs, does not relieve CIMA of its sole obligation to comply with the Laws and does not constitute a waiver of any right otherwise available to WCH.

         2.13 SPECIFICATIONS AMENDMENTS. The Specifications shall be amended or supplemented to comply with GMPs and to comply with any applicable Agency directive and may also be amended or supplemented (including, without limitation, for the purpose of incorporating improvements) from time to time. In the event CIMA intends to amend the Specifications, WCH shall receive prompt advance notice of any such amendments. No such amendment shall be filed with any applicable Agency or otherwise become effective without the prior written mutual approval of WCH and CIMA. In the event that after the parties have initially agreed upon the Specifications, WCH requests that the Specifications be amended, CIMA shall receive prompt advance notice of any such amendment for the purpose of determining what, if any, impact the proposed amendment would have on the manufacture of Product for WCH hereunder and WCH shall reimburse CIMA for the actual costs incurred by CIMA (provided that such costs are approved in writing by WCH prior to being incurred by CIMA) because such amendment requires changes to be made in the processes, equipment, testing procedures, or components used to manufacture Product for WCH hereunder. Upon WCH's request, CIMA shall use Commercially Reasonable Efforts to eliminate animal derived materials from the Product and WCH shall reimburse CIMA for the actual costs incurred by CIMA (provided that such are approved in writing by WCH prior to being incurred by CIMA) in connection therewith. In each case, such costs may include, without limitation, validation of new processes, equipment and facilities, development of testing methods and start-up costs. To the extent that any costs incurred by CIMA in implementing an amendment of the Specifications under this Section have been reimbursed by WCH such costs shall not be included in CIMA's Direct Manufacturing Cost.

         2.14 APPROVAL FOR MANUFACTURING CHANGES; THIRD PARTY MANUFACTURING. CIMA agrees that no changes will be made to any materials, equipment or methods of production or testing which are specified in the Specifications or any Regulatory Approval by any Agency for Product without WCH's prior written approval, which approval shall not be unreasonably withheld. All Product delivered hereunder shall be manufactured at the Facility. Under no circumstances will CIMA contract out all or any part of the manufacturing of Product to a Third Party without prior written approval from WCH.

         2.15 PERMITTED SUBCONTRACTORS. CIMA shall ensure that the permitted contract manufacturers for the manufacture of Product have sufficient knowledge and expertise to carry out the manufacture of Product and other subcontracted responsibilities. In addition, CIMA shall ensure that (i) each such contract manufacturer shall be in compliance with GMPs and shall be under the inspection of all relevant Agencies and audited to be in compliance therewith, and (ii) WCH will have the right to inspect and audit each such subcontractor's facilities and records as provided in Section 2.11 hereof.

         2.16     CIMA'S MANUFACTURING COST CHANGES.

                  (a) On January 1, [***CONFIDENTIAL TREATMENT REQUESTED, PORTION OMITTED FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.***], and on each January 1 thereafter during the Term of this Agreement, the Finished Product Supply Price shall be adjusted [***CONFIDENTIAL TREATMENT REQUESTED, PORTION OMITTED FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.***] percent [***CONFIDENTIAL TREATMENT REQUESTED, PORTION OMITTED FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.***] of any net change in the cost of (i) raw materials (including packaging but excluding Active Ingredient) necessary to the manufacture of Product (collectively, the "Raw Materials") and (ii) direct labor (collectively, the "Labor"), in each case actually incurred by CIMA in producing the Product during the twelve (12) month period ending on the preceding December 31. On January 1, [***CONFIDENTIAL TREATMENT REQUESTED, PORTION OMITTED FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.***], the Finished Product Supply Price shall be adjusted [***CONFIDENTIAL TREATMENT REQUESTED, PORTION OMITTED FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.***] percent [***CONFIDENTIAL TREATMENT REQUESTED, PORTION OMITTED FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.***] of any net change in the overhead costs attributable to the manufacture of Products determined in accordance with United States generally accepted accounting practices consistently applied (collectively, the "Overhead") during the [***CONFIDENTIAL TREATMENT REQUESTED, PORTION OMITTED FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.***] year period ending on December 31, [***CONFIDENTIAL TREATMENT REQUESTED, PORTION OMITTED FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.***] and a similar adjustment shall be made on each January 1 after January 1, [***CONFIDENTIAL TREATMENT REQUESTED, PORTION OMITTED FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.***] during the remainder of the Term for the twelve (12) month period ending on the preceding December 31. Such increases shall be effective with respect to Finished Product delivered to WCH on or after the January 1 effective date of the applicable price adjustment. CIMA may not propose any increase in the profit ("Profit") component of Finished Product Supply Price prior to January 1, [***CONFIDENTIAL TREATMENT REQUESTED, PORTION OMITTED FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.***].

                  (b) On or before July 1, [***CONFIDENTIAL TREATMENT REQUESTED, PORTION OMITTED FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.***], and on or before each July 1 thereafter during the Term of this Agreement, CIMA shall provide WCH with a non-binding estimate of the amount by which the price will increase pursuant to this Section 2.16 on the succeeding January 1. CIMA shall determine the final amount of any such price increase by no later than the following February 28, and CIMA shall notify WCH of such amount in writing at that time. Product delivered to WCH between January 1 and February 28, [***CONFIDENTIAL TREATMENT REQUESTED, PORTION OMITTED FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.***] (or the same two-month period thereafter during each year of this Agreement) shall be invoiced by WCH at the price applicable to Product delivered to WCH during the immediately preceding calendar year. Then on or about February 28 of each year, CIMA shall transmit to WCH a corrected invoice for Product delivered between January 1 and February 28 of each year, taking into account the final amount of any such price increases, and setting forth the applicable additional charges.

                  (c) To determine the amount by which the cost of Raw Materials, Labor and/or Overhead have increased during a period, the Raw Materials, Labor and/or Overhead costs at the beginning of the period shall be compared to the Raw Materials, Labor and/or Overhead costs at the end of the period, without regard to intervening fluctuations.

                  (d)     In no event shall any increase in price pursuant to
Section 2.16(a) for Labor, Overhead and Profit exceed, on a percentage basis, the percentage which the Producer's Price Index, published by the U.S. Department of Labor, Bureau of Labor Statistics, increased during the period since the last adjustment under Section 2.16(a).

                  (e) At WCH's request, the parties shall informally discuss the factors that contributed to any price adjustment hereunder.

                                   ARTICLE III
                             [INTENTIONALLY OMITTED]

                                   ARTICLE IV
                              REGULATORY COMPLIANCE

         4.1 ADVERSE DRUG EXPERIENCES. In order for the parties to comply with their respective responsibilities under this Article IV and otherwise relating to the reporting of Adverse Drug Experiences, to the extent either party receives any information regarding Adverse Drug Experiences related to use of Product, such party shall promptly provide the other party with such information in accordance with the Adverse Event Reporting Procedures set forth in Exhibit D hereto (as may be amended from time to time upon written agreement of the parties).

         4.2 PRODUCT COMPLAINTS. WCH shall be solely responsible for interacting with the public with respect to customer complaints regarding Product quality. With respect to any such complaints, each party shall have the responsibility for promptly conducting an investigation of any activities conducted by it under this Agreement which may be relevant to the complaint. Each party shall inform the other party of the nature, scope and details of any such complaint which requires an investigation by the other party, and each party shall promptly report the results of such investigation to the other party. Either party shall cooperate in any investigation by the other party of each such complaint which involves the parties' duties under this Agreement.

         4.3 COMPLIANCE ISSUES. The parties acknowledge that the export of technical data, materials or products is subject to the exporting party receiving the necessary export licenses and that the parties cannot be responsible for any delays attributable to export controls which are beyond the reasonable control of either party. The parties agree that regardless of any disclosure made by the party receiving an export of any ultimate destination of any technical data, materials or products, the receiving party will not re-export either directly or indirectly, any technical data, material or products without first obtaining the applicable validated or general license from the United States Department of Commerce.

                                    ARTICLE V
                               PAYMENT PROVISIONS

         5.1 INSPECTION OF RECORDS. The parties shall maintain at their offices, accurate and complete books and records consistent with sound business and accounting practices and in such form and in such detail as to enable the amount of payments payable under this Agreement by the respective party to be determined. WCH and CIMA shall permit an independent certified accountant (subject to obligations of confidentiality) appointed by the other party and reasonably acceptable to WCH or CIMA (as applicable), at the other party's expense, to examine such books and records at all reasonable times for the sole purpose of (i) verifying WCH's or CIMA's (as applicable) reports and accounting submitted to the other party hereunder and (ii) determining the correctness of payments. In the event of any underpayment of any payment by at least five percent (5%), the costs of such inspection shall be borne by the party who made such underpayment and such underpayment shall be forthwith paid by such party to the other party with a penalty at the rate specified in Section 2.7 from the date such payment was originally due until payment.

                                   ARTICLE VI
                         REPRESENTATIONS AND WARRANTIES

         6.1 REPRESENTATIONS AND WARRANTIES OF EACH PARTY. Each of CIMA and WCH hereby represents and warrants to the other party hereto as follows:

                  (a) it is a corporation or entity duly organized and validly existing under the laws of the state or other jurisdiction of incorporation or formation;

                  (b) the execution, delivery and performance of this Agreement by such party has been duly authorized by all requisite corporate action and does not require any shareholder action or approval;

                  (c) it has the power and authority to execute and deliver this Agreement and to perform its obligations hereunder; and

                  (d) the execution, delivery and performance by such party of this Agreement and its compliance with the terms and provisions hereof does not and will not conflict with or result in a breach of any of the terms and provisions of or constitute a default under (i) a loan agreement, guaranty, financing agreement, agreement affecting a product or other agreement or instrument binding or affecting it or its property; (ii) the provisions of its charter or operative documents or bylaws; or (iii) any order, writ, injunction or decree of any court or governmental authority entered against it or by which any of its property is bound.

         6.2 REPRESENTATIONS AND WARRANTIES OF CIMA. In addition to the representations and warranties made by CIMA under Section 6.1 above, CIMA hereby further represents and warrants to WCH that:

                  (a) At the time of delivery of Product to the specified point of delivery, Product shall (i) have been manufactured, stored and shipped in accordance with GMPs, as applicable, and all other applicable laws, rules, regulations or requirements in effect at the time of manufacture in the country of manufacture (for example, in accordance with the procedures described in the applicable Regulatory Approval); (ii) conform to the Specifications; (iii) meet the provisions of the Specifications; (iv) not be adulterated or misbranded as provided for under any applicable law, order or regulation in effect in the country of manufacture and the country in which Product is being sold; (v) have a minimum shelf life of approved expiry minus three (3) months; and (vi) have been shipped in accordance with approved procedures agreed between WCH and CIMA.

                  (b) It shall have good and marketable title to all Product delivered to WCH.

         6.3 NO INCONSISTENT AGREEMENTS. Neither party has in effect and after the Effective Date neither party shall enter into any oral or written agreement or arrangement that would be inconsistent with its obligations under this Agreement.

         6.4 REPRESENTATION BY LEGAL COUNSEL. Each party hereto represents that it has been represented by legal counsel in connection with this Agreement and acknowledges that it has participated in the drafting hereof. In interpreting and applying the terms and provisions of this Agreement, the parties agree that no presumption shall exist or be implied against the party which drafted such terms and provisions.

                                   ARTICLE VII
                                 INDEMNIFICATION

         7.1 INDEMNIFICATION BY WCH. WCH shall indemnify, defend and hold harmless CIMA and its Affiliates, and each of its and their respective employees, officers, directors and agents (each a "CIMA Indemnified Party") from and against any and all liability, loss, damage, cost and expense (including reasonable attorney's fees) (collectively, a "Liability") which the CIMA Indemnified Party may incur, suffer or be required to pay resulting from or arising in connection with (i) the breach by WCH of any representation, warranty or covenant contained in this Agreement, or (ii) subject to Sections 9.3(c) and 9.3(d) of the Development and License Agreement, the manufacture, promotion, distribution, use, testing, marketing, sale or other disposition of Product by WCH, its Affiliates or sublicensees. Notwithstanding the foregoing, WCH shall have no obligation under this Agreement to indemnify, defend or hold harmless any CIMA Indemnified Party with respect to claims, demands, costs or judgments which result from either (x) the failure of Product supplied by CIMA or its Affiliates to comply with the Specifications or the applicable Regulatory Approvals or (y) the willful misconduct or negligent acts or omissions of CIMA, its Affiliates, or any of their respective employees, officers, directors or agents.

         7.2 INDEMNIFICATION BY CIMA. CIMA shall indemnify, defend and hold harmless WCH and its Affiliates, and each of its and their respective employees, officers, directors and agents (each, an "WCH Indemnified Party") from and against any Liability which the WCH Indemnified Party may incur, suffer or be required to pay resulting from or arising in connection with the breach by CIMA of any representation, warranty or covenant contained in this Agreement. Notwithstanding the foregoing, CIMA shall have no obligation under this Agreement to indemnify, defend, or hold harmless any WCH Indemnified Party with respect to claims, demands, costs of judgments which result from the willful misconduct or negligent acts or omissions of WCH, its Affiliates, or sublicensees or any of their respective employees, officers, directors or agents.

         7.3 CONDITIONS TO INDEMNIFICATION. The obligations of the indemnifying party under Sections 7.1 and 7.2 are conditioned upon delivery of written notice to the indemnifying party of any potential Liability promptly after the indemnified party becomes aware of such potential Liability, provided, however, that the failure to give such notice promptly shall not impair a party's rights to indemnification under this Article VII unless the delay in providing such notice has a material adverse effect on the ability of the indemnifying party to defend against such Liability. The indemnifying party shall have the right to assume the defense of any suit or claim related to the Liability if it has assumed responsibility for the suit or claim in writing; however, if in the reasonable judgment of the indemnified party, such suit or claim involves an issue or matter which could have a materially adverse effect on the business operations or assets of the indemnified party, the indemnified party may waive its rights to indemnity under this Agreement and control the defense or settlement thereof, but in no event shall any such waiver be construed as a waiver of any indemnification rights such party may have at law or in equity. If the indemnifying party defends the suit or claim, the indemnified party may participate in (but not control) the defense thereof at its sole cost and expense.

         7.4 SETTLEMENTS. Neither party may settle a claim or action related to a Liability without the consent of the other party, if such settlement would impose any monetary obligation on the other party or require the other party to submit to an injunction or otherwise limit the other party's rights under this Agreement. Any payment made by a party to settle any such claim or action shall be at its own cost and expense except in the event that such payment was made with the prior written consent of the indemnifying party, in which case such payment will be subject to the indemnification obligations of the parties as set forth in this Article VII.

         7.5 INSURANCE. CIMA shall obtain and carry in full force and effect product liability insurance in respect of Product in the amount of One Million Dollars ($1,000,000) per occurrence and in the aggregate and policies of Ten Million Dollars ($10,000,000) of excess coverage in the aggregate. WRH shall obtain and carry in full force and effect product liability insurance, or be self insured, in respect of Product in the amount of One Million Dollars ($1,000,000) per occurrence and in the aggregate and policies of Ten Million Dollars ($10,000,000) of excess coverage in the aggregate.

                                  ARTICLE VIII
                                 CONFIDENTIALITY

         8.1 NONDISCLOSURE. During the Term of this Agreement and for a period of five (5) years thereafter, all proprietary and confidential business, technical, scientific and/or regulatory information, including Technical Information, disclosed to the receiving party or its Affiliates (herein collectively, the "Receiving Party") by the other party or its Affiliates (herein collectively, the "Disclosing Party") hereunder or under the existing Confidentiality Agreement between the parties, which is marked as confidential at the time of disclosure, or if disclosed or obtained orally or visually (or otherwise in a non-written form), was described or summarized in a writing or other tangible form and identified as Confidential and forwarded to the Receiving

Party within thirty (30) days of such disclosure (collectively, "Confidential Information"), shall be deemed to be confidential and shall be treated as such by the Receiving Party and shall not be disclosed, in whole or in part, by the Receiving Party to any other Person except as expressly set forth herein, and shall be used only for the purposes of this Agreement. Notwithstanding the foregoing, these mutual obligations of confidentiality shall not apply to any information to the extent that such information is:

                  (i) independently developed by such party as documented by prior written records outside the scope and not in violation of this Agreement;

                  (ii) legally in the public domain at the time of its receipt or thereafter legally becomes part of the public domain through no fault of the recipient;

                  (iii) received without an obligation of confidentiality from a Third Party having the right to disclose such information;

                  (iv) released from the restrictions of this Article VIII by the express written consent of the Disclosing Party; or

                  (v) as may be required for securing Regulatory Approval, or as may be required to be disclosed to an Agency or as otherwise required by a court order or any law or regulation (including, as may be required in connection with any filings made with the Securities and Exchange Commission or by the disclosure policies of a major stock exchange in the Territory); provided, however, that at the other party's request, the disclosing party shall request that the relevant legal or regulatory authority, or major stock exchange, treat as confidential any Confidential Information of either party included in any such disclosure and generally use diligent efforts to seek confidential treatment where available.

         8.2 SCOPE OF CONFIDENTIALITY. CIMA and WCH agree to limit the disclosure of any Technical Information and other Confidential Information received hereunder to such Affiliates, employees, consultants and distributors as are necessary to carry out the provisions of this Agreement and who are likewise bound by provisions equivalent to this Article VIII, except that, WCH may disclose Confidential Information to actual or potential sublicensees and subdistributors, provided that they are likewise bound by confidentiality provisions similar to, or more stringent than, those set forth in this Article
VIII. The parties shall take reasonable measures to assure that no unauthorized use or disclosure is made by Persons to whom access to such Confidential Information is granted.

                                   ARTICLE IX
                              TERM AND TERMINATION

         9.1 TERM. This Agreement shall be effective as of the Effective Date, and, unless sooner terminated by mutual agreement or pursuant to any other provision of this Agreement, shall continue in full force and effect in each country of the Territory for a period of ten (10) years after the Launch Date of Product in the United States which shall be deemed to occur no later than six (6) months after obtaining Regulatory Approval in the United States. If the Development and License Agreement is terminated for any reason other than expiration, then this Agreement shall automatically terminate.

         9.2 TERMINATION FOR DEFAULT. Each party may terminate this Agreement as a whole if the other party commits a material breach of any material obligation under this Agreement and fails to remedy such breach within sixty (60) days after receipt of notice in writing from such party, or such longer period of time if mutually agreed.

         9.3 TERMINATION BY WCH. WCH shall have the right, in its sole discretion, to terminate this Agreement at any time during the Term of this Agreement upon six (6) months' prior written notice to CIMA.

         9.4 NO DAMAGES UPON EXPIRATION OR TERMINATION. Except as otherwise set forth in this Agreement, neither party shall be entitled to any compensation whatsoever as a result of expiration or termination of this Agreement, but without limiting either party's damages for any breach of this Agreement.

         9.5 CONTINUING OBLIGATIONS. Termination or expiration of this Agreement for any reason shall be without prejudice to any obligations which shall have accrued to the benefit of either party prior to such termination or expiration. Upon termination or expiration of this Agreement, any payments owed to the other party on or before the effective date of termination shall be due within thirty (30) days of the effective date of such termination or expiration. The following provisions of this Agreement shall survive expiration or termination hereof: Articles VII, VIII, IX and XI.

                                    ARTICLE X
                                  PUBLICATIONS

         10.1 PUBLICATIONS. The parties shall mutually agree upon publications and the publication strategy with respect to work undertaken by the parties relating to Product, and neither party shall publish any result or study generated or developed under this Agreement except upon review by the other party at least sixty (60) days prior to submission of an abstract or manuscript for publication.

                                   ARTICLE XI
                                  MISCELLANEOUS

         11.1 FORCE MAJEURE. Neither party shall be liable for delay or failure to perform its obligations hereunder for so long as that failure or delay is the result of an event beyond its control which it could not have avoided by the exercise of reasonable diligence, (a "Force Majeure Event"), provided that such party uses Commercially Reasonable Efforts to comply with the terms of this Agreement as soon as practicable. A party asserting a Force Majeure Event shall notify the other party promptly, giving an indication of the likely extent and duration thereof.

         11.2 ASSIGNMENT; SUCCESSORS AND ASSIGNS. Neither party shall at any time, without obtaining the prior written consent of the other party, assign or transfer this Agreement to any Person. Notwithstanding the foregoing, each party shall be permitted to assign this Agreement to its Affiliates or to perform this Agreement, in whole or in part, through its Affiliates, provided that such party shall be primarily liable and responsible for performance by such Affiliate hereunder; and each party may also assign this Agreement to any successor by merger or upon a sale of all or substantially all of its assets or business to which this Agreement relates. This Agreement shall be binding upon and shall inure to the benefit of the parties and their successors and permitted assigns.

         11.3 NOTICES. Any notices required or permitted to be given hereunder shall be in writing in the English language and shall be delivered by international courier service (requiring signature upon receipt) or sent by first class air mail, postage prepaid, or telefax (confirmed by phone conversation with the recipient) to the addresses set forth below. The parties may change the address at which notice is to be given by giving notice to the other party as herein provided. All notices shall be deemed effective upon receipt by the party to whom it is addressed.

         If to CIMA:

                  CIMA Labs. Inc.
                  10000 Valley View Road
                  Eden Prairie, Minnesota 55344
                  Attention:    President and CEO
                  Telephone:    612-947-8762
                  Telefax:      612-947-8770

         If to WCH:

                  Wyeth Consumer Healthcare Division
                  Wyeth
                  Five Giralda Farms
                  Madison, New Jersey 07940
                  Attention:    President
                  Telephone:    973-660-5773
                  Telefax:      973-660-7199

         With a copy to:

                  Wyeth
                  5 Giralda Farms
                  Madison, New Jersey 07940
                  Attention:    General Counsel
                  Telephone:    973-660-6040
                  Telefax:      973-660-7050

         11.4 GOVERNING LAW AND JURISDICTION. This Agreement and its execution, validity and interpretation shall be governed in all respects in accordance with the laws of the State of New York, excluding conflicts of law rules.

         11.5 SEVERABILITY. In the event that any provision of this Agreement shall be held to be unenforceable, invalid or in contravention of applicable law, such provision shall be of no effect, and the parties shall negotiate in good faith to replace such provision with a provision which effects to the extent possible the original intent of such provision.

         11.6 COMPLETE AGREEMENT; MODIFICATIONS. This Agreement, together with the Development and License Agreement and all Exhibits attached hereto and thereto, constitutes the entire Agreement between the parties with respect to the present subject matter, all prior negotiations, agreements and understandings being expressly canceled hereby. This Agreement may be amended only by a written agreement embodying the full terms of the amendment signed by authorized representatives of both parties.

         11.7 NO AGENCY. Neither party shall by virtue of this Agreement have any power to bind the other to any obligation nor shall this Agreement create any relationship of agency, partnership or joint venture.

         11.8 NO WAIVER. No term or condition of this Agreement shall be considered waived unless reduced to writing and duly executed by an officer of the waiving party. Any waiver by any party of a breach of any term or condition of this Agreement will not be considered as a waiver of any subsequent breach of this Agreement, of that term or condition or any other term or condition hereof.

         11.9 COUNTERPARTS. This Agreement may be executed in counterparts, each of which together shall constitute one and the same Agreement.

         11.10 AMENDMENT OF THE ORIGINAL SUPPLY AGREEMENT. The parties agree that, with effect from the Effective Date, the Original Supply Agreement is hereby amended to exclude the OTC Field from its scope and that this Agreement and the Development and License Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and thereof for the OTC Field.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                       CIMA LABS INC

                       By:    /s/ John Hontz
                             --------------------------------------------------
                             Name: John Hontz
                             Title:   Chief Operating Officer

                         WYETH,
                         acting through its Wyeth Consumer Healthcare Division

                         By:  /s/ Gregory F. Bobyock
                             --------------------------------------------------
                             Name: Gregory F. Bobyock
                             Title: Vice President, Global Business Development

                                    EXHIBIT A

                                      PRICE

Finished Product Supply
  Price per Tablet                                   Components
                          API Cost Per    Raw
                             Tablet *   Materials    Labor   Overhead    Profit

[***CONFIDENTIAL TREATMENT REQUESTED, PORTION OMITTED FILED SEPARATELY WITH THE
                    SECURITIES AND EXCHANGE COMMISSION.***]

* Assumes a net purchase price of [***CONFIDENTIAL TREATMENT REQUESTED, PORTION OMITTED FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.***] per kilo of Active Ingredient.

                                    EXHIBIT B

                                    PACKAGING

[***CONFIDENTIAL TREATMENT REQUESTED, PORTION OMITTED FILED SEPARATELY WITH THE
 SECURITIES AND EXCHANGE COMMISSION.***]

                                    EXHIBIT C

                                QUALITY AGREEMENT

                                  [Wyeth LOGO]

                                QUALITY AGREEMENT

Quality Agreement for:

This document constitutes the quality agreement for purchase of PRODUCT, a pharmaceutical product manufactured for Wyeth. Also described is the FDA approved product application under which the product will be manufactured as well as the operations to blister, label, carton, test, release and distribute the product to Wyeth.

It defines the individual responsibilities of Wyeth and the Supplier, and in particular defines who is responsible for the cGMP aspects of manufacturing and specifies the way in which the Qualified Person releasing product batches for sale ensures that they comply with the FDA approved product application.

The quality agreement takes the form of a detailed check list of all the activities associated with pharmaceutical production, analysis, release, distribution. Responsibility for each activity is assigned to either Wyeth, Supplier or Not Applicable in the appropriate tick box. It is then appended to the legal contract which covers the commercial and other aspects of the agreement between the parties.

WYETH CONSUMER HEALTHCARE,             SUPPLIER
DIVISION OF WYETH
555 East Lancaster Avenue
St. David's, PA 19087, USA

Position: _______________________      Position: _______________________

Name:____________________________      Name:____________________________

Signature:_______________________      Signature:_______________________

Date:____________________________      Date:____________________________

Position: _______________________      Position:

Name:____________________________      Name:____________________________

Signature:_______________________      Signature:_______________________

Date:____________________________      Date:____________________________

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                                          RESPONSIBILITIES                                     NOT          WYETH      SUPPLIER
                                                                                           APPLICABLE
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
1        COMPLIANCE REQUIREMENTS
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1.1      Warrant that PRODUCT will be manufactured, tested, packaged, and held in accordance with all applicable FDA requirements and/or applicable regulatory agencies.

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1.2      Manufacture and package product in strict adherence to the approved drug application.

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1.3      Permit audits of all relevant premises, procedures, and documentation by Wyeth, and permit inspection by Regulatory Authorities.

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1.4      Not to subcontract any of the work to a third party without prior agreement.

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1.5      Have copies available for inspection of all supplements, annual reports, annual product reviews, correspondence to approved drug application on CMC or labeling issues for products supplied to WA during periodic inspections of Suppliers facilities and systems.

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1.6      Supplier shall not file any amendment or supplement to it's ANDA that would significantly impact Supplier's ability to supply the PRODUCT to
         Wyeth in the manner described in the supply agreement, without prior written notice to Wyeth for their product.

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1.7      Supplier shall notify Wyeth of any FDA Form 483s, Warning Letters or the like from applicable regulatory agencies within seven (7) days of receipt and subsequent responses(s) relating to the product or facilities used to produce, test, or package the product.

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1.8      Copies of responses to regulatory agencies request(s) for product sample, batch records, or notice of inspections for product supplied for Wyeth will be provide within seven (7) days of correspondence forwarded to the agency.

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1.9      Notify Wyeth within 24 hours of any recall and / or confirmed stability failure for product supplied to Wyeth.

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1.10     Represent that it is not debarred under the U. S. Generic Drug Enforcement Act of
         1992 or employ or use the services of any individual who is debarred or who has engaged in activities that could lead to being debarred.

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1.11     Perform and maintain all validation current including but not limited to: process, analytical method, cleaning, computer, packaging, sanitization.

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1.12     Conduct operations in compliance with applicable environmental, occupational health and safety laws and regulations.

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1.13     Investigate and resolve all medical and non-medical product complaints. (Refer to
         Schedule "Reporting Adverse Drug Experiences").

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1.14     Notify Wyeth of any requests for information, notices of violations or other communication from a government agency relating to environmental, occupational health and safety compliance.

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1.15     Notify Wyeth of any incident affecting compliance to environmental, occupational health and safety laws.

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1.16     Conduct stability testing according to ANDA protocol

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1.17     Product Stability Monitoring as filed in ANDA and "Annual Stability
         Reports" will be made available for annual inspection by WA.

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1.18     Issue and follow up on FDA Field Alerts

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

                                       -C-2-

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
1.19     Complaints - Product Quality and Adverse Drug Experience

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                  Collection and logging

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                  Investigation and issue of reports

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                  Follow up corrective action

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1.20     Annual product review:  Manufacturing and Analytical Testing

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1.21     Final Annual Product Review that includes results from 1.19 and 1.20.

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1.22     Product Recall

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                  Decision to initiate recall

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                  Communicate decision to initiate recall

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                  Approval of wording of notification to appropriate regulatory agencies

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                  Notification to appropriate regulatory agencies

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                  Management of recall

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                  Reconciliation of returned product

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1.23     Responsibility to Authorities

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               Liaison with Regulatory Authorities on product inquires

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               Maintain safety /hazard and handling data on product and raw materials

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               Liaison with Heath and Safety Authorities

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               Liaison with Environmental Protection Authorities (Pollution Prevention)

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2        PRODUCTION AND TESTING OF BULK TABLET PRODUCT
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2.1      Master Formula

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2.2      Product specification

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2.3      Batch identification system for bulk tablet product manufacture

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2.4      Qualification, approval of additional active pharmaceutical ingredient (API)
         supplier(s).

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2.5      Procurement of API's,  (include. Certificates of analysis, COA).

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2.6      Storage of API's.

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2.7      Sampling of API's

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2.8      Test method for API's, including method validation.

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2.9      Analysis of API's (include documentation, COA)

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2.10     Release of API's

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2.11     Retain reference samples of API's, including samples of periodic re-tests, for one (1) year beyond product expiry date.
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

                                       -C-3-

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
2.12     Qualification, approval of inactive substance suppliers.

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2.13     Procurement of inactive substances (include COA)

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2.14     Storage of inactive substances

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2.14     Sampling of inactive substances

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2.15     Test method and method validation for inactive substances

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2.16     Analysis of inactive substances (include documentation, COA)

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2.17     Release of inactive substances

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2.18     Retain reference samples of inactive substances, including samples of periodic re-tests, for one (1) year beyond product expiry date.

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2.19     Process Validation

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2.20     Cleaning Validation

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2.21     Bill of Materials (BOM) for bulk tablet manufacturing

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2.22     Manufacturing Instructions (Production Operating Instructions)

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2.23     Production of bulk tablet material (include batch documentation)

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2.24     Document, investigate and resolve deviations from approved manufacturing instructions or specifications. All deviations shall be recorded and justified. Supply a copy to Wyeth of all incident reviews and/or out-of-spec results that correspond with the given batch.

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2        PRODUCTION AND TESTING OF BULK TABLET PRODUCT

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2.25     Bulk tablet product sampling plan

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2.26     Sampling of bulk tablet product

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2.27     Test method and method validation for bulk tablet product

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2.28     Analysis of bulk tablet product

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2.29     Certificate of analysis for bulk tablet product

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2.30     Equipment and instrument maintenance and calibration.

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2.31     Stability testing of product in bulk tablet storage according to ANDA protocol

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2.32     Maintain all batch records for a minimum of one year beyond product expiry date.
         Validation batch production and testing records should be kept permanently

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2.33     Release of bulk tablet product by QA

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3.       STORAGE AND TRANSPORTATION OF BULK PRODUCT AND WASTE DISPOSAL

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3.1      Storage of bulk product up to packaging or delivery to Wyeth

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3.2      Storage of bulk product tablets.

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

                                       -C-4-

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
3.3      Storage of bulk product according to labeled storage conditions

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3.4      Transportation of bulk product to Wyeth or designated third party.

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3.5      Disposal of waste

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3.6      Disposal of special waste, e.g. toxic waste, solvents, etc. (specify nature of waste and special disposal methods required)

         ____________________________________________

         ____________________________________________

         ____________________________________________

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4.       PACKAGING OF FINISHED PRODUCT

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4.1      Finished product specification

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4.2      Batch identification system for finished product

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4.3      Artwork and labeling text (blister, carton, leaflet, label, etc.)

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4.4      Labeling review and approval

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4.5      Specifications for packaging materials

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4.6      Test methods and method validation for packaging materials

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4.7      Qualification and approval of packaging components and labeling suppliers

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4.8      Procurement of packaging materials

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4.9      Analysis of packaging materials

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4.10     Release of packaging materials

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4.11     Retain samples of packaging materials for one year past product expiry date.

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4.12     Validation of packaging process

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4.13     Bill of Materials (BOM) for packaging

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4.14     Packaging Instructions (POI for packaging)

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4.15     Packaging operations (include documentation)

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4.16     In-process control instructions

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4.17     In-process controls during packaging (include documentation)

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4.18     Finished product sampling plan

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4.19     Sampling of finished product including retain samples, stability sample, release samples, customer sample.

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4.20     Retain reference samples of finished product for one year past product expiry date

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

                                       -C-5-

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
4.21     Reconciliation of packaging materials

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4.22     Equipment and instrument maintenance and calibration

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4.23     Document, investigate and resolve any deviation from approved packaging instructions or specifications.

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5.       TESTING AND RELEASE OF FINISHED PRODUCT

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5.1      Test method and method validation for finished product

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5.2      Equipment and instrument maintenance and calibration

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5.3      Analysis of finished product by QA

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5.4      Release of finished product by QA

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5.5      -   Certificate of analysis for finished product testing. Supplier to supply
             Cof A which contains info needed:
         -   Written description of tablet.
         -   Test Name
         -   Release Specification
         -   Results
         -   Bulk hold expiration date
         -   Expiration date when packaged in final container.

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6.       DOCUMENTATION

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6.1      -   Provide Certificate of Compliance including: No In Process OOS data.
         -   No Investigation Reports issued against lot or See attached IR# ________.
         -   Batch records have been audited and approved by Supplier QA.
         -   All raw materials used in the MFG of this batch have been QA approved and sourced from approved suppliers.
         -   Manufacture Date: ________.
         -   Bulk Retest Date: ________.
         -   Expiration when PKG in final container: ________.
         -   Manufacturing and testing was conducted against approved procedures.

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6.2      -   Provide the following documentation to Wyeth for batches:
         -   C of A
         -   Cof C as part of the C of A
         -   Packaging Records (Blistering)
                  Line Clearance
                  Assembly instructions
                  In Process test results
                  Component Check-in
                  Yield/reconciliation calculations.
         -   Packaging Records (Cartoning)
         -   Representative Packaged Product Samples (AQL sampling)

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6.3      Accountabilities for all critical manufacturing steps. Any accountability outside pre-established limits must be investigated and a copy of the investigation included with batch records.
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

                                       -C-6-

                                    EXHIBIT D

                     ADVERSE EXPERIENCE REPORTING PROCEDURES

         The parties hereby agree that the following terms will govern disclosures of each party to the other with respect to adverse event reporting relating to Product as clinically tested or marketed by or on behalf of either party.

1.       DEFINITIONS.

         1.1 ADVERSE EXPERIENCE OR EVENT (AE): An AE is defined by WCH as any untoward, undesired, or unplanned event in the form of signs, symptoms, disease, or laboratory or physiological observations occurring in a human being in a temporal relationship to use of an WCH product regardless of causal relationship. This includes:

                  - any clinically significant worsening of a pre-existing condition;

                  - an AE occurring from overdose (i.e., a dose higher than that prescribed by a health care professional for clinical reasons) of an WCH product, whether accidental or intentional;

                  - an AE occurring from abuse (i.e., use for non-clinical reasons) of an WCH product;

                  - an AE that has been associated with the discontinuation of the use of an WCH product;

                  - any failure of expected pharmacological action (for spontaneous reports).

                  If there is any doubt whether the information constitutes an AE, the information will be treated as an AE.

         1.2 SERIOUS AE: A serious AE is defined by WCH as an AE occurring at any dose that: results in death; is life-threatening (see below); requires inpatient hospitalization or prolongation of an existing hospitalization; results in a persistent or significant disability or incapacity (see below); results in cancer; or results in a congenital anomaly or birth defect. Additionally, IMPORTANT MEDICAL EVENTS that may not result in death, be life-threatening, or require hospitalization may be considered a serious AE when, based upon appropriate medical judgment, they may jeopardize the patient or subject and may require medical or surgical intervention to prevent one of the outcomes listed in this definition. Examples of such medical events include allergic bronchospasm requiring intensive treatment in an emergency room or at home; blood dyscrasias or convulsions that do not result in hospitalization; or the development of drug dependency or abuse.

                  1.2.1 Life-threatening refers to immediate risk of death as the event occurred. A life-threatening experience does not include an experience that, had it occurred in a more severe form, might have caused death but as it actually occurred did not create an immediate risk of death. For example, hepatitis that resolved without evidence of hepatic failure would not be considered life-threatening even though hepatitis of a more severe nature can be fatal. Similarly, an allergic reaction resulting in angioedema of the face would not be life-threatening, even though angioedema of the larynx, allergic bronchospasm, or anaphylaxis can be fatal.

                  1.2.2 Disability is defined as a substantial disruption in a person's ability to conduct normal life functions.

                  1.2.3 For studies, all pregnancies and all overdoses will be reported to GSSE in the same time frame as serious AEs.

                  1.2.4 A serious AE obtained from tests in laboratory animals includes any experience suggesting a significant risk for human subjects, including any findings of mutagenicity, teratogenicity, or carcinogenicity.

                  1.2.5 If there is any doubt whether the information constitutes a serious AE, the information will be treated as a serious AE.

         1.3 NON-SERIOUS AE: is any AE which does not meet the criteria for a serious AE.

         1.4 UNEXPECTED AE: An unexpected AE is one that is not listed in the current product labeling. The current product labeling is either the package insert (for marketed WCH products) or the current investigator's brochure (for investigational WCH products).

                  An unexpected AE includes any event that may be symptomatically and pathophysiologically related to an event listed in the labeling, but differs from the labeled event because of greater severity or specificity. For example, hepatic necrosis would be unexpected (by virtue of greater severity) if the product labeling referred only to elevated hepatic enzymes or hepatitis. Similarly, cerebral thromboembolism and cerebral vasculitis would be unexpected (by virtue of greater specificity) if the labeling only listed cerebral vascular accidents.

         1.5 PRODUCT (DRUG, VACCINE, BIOLOGICAL, DEVICE)-RELATED: For the purposes of regulatory reporting for investigational products, an AE will be considered "product-related" (i.e., drug-related, vaccine-related, etc.) for studies if either the investigator, the Medical Monitor, the CR&D Clinical Project Team Medical Monitor (or designee), or the Local Monitor (if applicable) assesses the AE(s) as possibly, probably, or definitely related.

                                      -D-2-

                  1. An AE will be considered "not product-related" for studies if the investigator AND the medical monitor(s) AND the local monitor (if applicable) assess the AE(s) as probably not related or definitely not related, or "relationship remote."

                  2. Whenever the investigator's or monitor's assessment is unknown or unclear, the AE(s) will be treated as product-related for the purposes of reporting to regulatory authorities.

         1.6 PROTOCOL-RELATED: AEs from studies that are not product-related may nevertheless be considered by the investigator or the medical monitor(s) or the local monitor (if applicable) to be protocol-related. For purposes of reporting to GSSE and regulatory authorities, these will be reported in the same manner as product-related events.

         1.7      NDA HOLDER is defined as: An "Applicant" as defined in 21 CFR
                  Part 314.3(b), for regulatory approval of a Product in any regulatory jurisdiction, including a holder of a foreign equivalent thereto.

         1.8      IND HOLDER is defined as: A "Sponsor" as defined in 21 CFR
                  Part 313.1(b) of an investigational new drug in any regulatory jurisdiction, including a holder of a foreign equivalent thereto.

         1.9 Capitalized terms not defined in this Exhibit shall have the meaning assigned thereto in the Agreement.

2. With respect to the Product or Active Ingredient, the Parties agree as follows:

         a. All initial reports and any follow-up information (oral or written) for any and all Serious AEs as defined above, (other than with respect to animal studies) which become known to either Party (other than from disclosure by or on behalf of the other Party) must be communicated by telephone, telefax or electronically directly to the other Party and/or the NDA Holder, IND Holder (individually and collectively referred to as "Holders") within forty-eight (48) hours of receipt of the information. Written confirmation of the Serious AE received by such Party should be sent to the other Party and/or the Holders as soon as it becomes available, but in any event within forty-eight (48) hours of initial report of the Serious AE by such Party.

         b. Both Parties shall exchange Medwatch and/or CIOMs forms and other health authority reports within forty-eight (48) hours of submission to any Regulatory Authority.

         c. All initial reports and follow-up information received for all Non-Serious AEs for marketed Product which become known to a Party (other than from disclosure by or on behalf of the other Party) must be communicated in writing, by telefax or

                                      -D-3-
                  electronically to the other Party within ten (10) days, on Medwatch or CIOMs forms (where possible).

         d. Each Party shall coordinate and cooperate with the other whenever practicable to prepare a single written report regarding all Serious and/or Non-Serious AEs, provided, however, that neither Party shall be obligated to delay reporting of any AE in violation of applicable law or regulations regarding the reporting of AEs.

3.       The Parties further agree that:

         a. A written report be forwarded to the other Party within forty-eight (48) hours of a receipt by the Party making the report, for AEs for animal studies which suggest a potential significant risk for humans;

         b. Each Party will give the other Party a report via a print-out or computer disk of all AEs reported to it and its Affiliates relating to the Product or Active Ingredient within the last year, within thirty (30) days of receipt of a request from the other Party but not more often than four (4) times a year;

         c. If either Party wishes access to AE Reports of the other Party relating to the Product or Active Ingredient, upon request of that Party, the other Party shall make available its AE records relating to the Product or Active Ingredient (including computer disks) for viewing and copying by the other Party. The Parties may discuss the transfer of AE Reports by computer disk.

         d. Disclosure of information hereunder by a Party to the other Party shall continue as long as either Party and/or its Affiliates or designees continue to clinically test or market Product or Active Ingredient.

4. Each Party shall diligently undertake the following further obligations where both Parties are or will be commercializing the Product or Active Ingredient pursuant to the Agreement and/or performing clinical trials with respect to the Product or Active Ingredient:

         a. Upon the Effective Date, each Party shall identify individuals who shall be responsible for identifying all AE reporting requirements in all countries of the Territory as set forth in the Agreement, and any amendments thereto;

         b. To immediately consult with the other Party, with respect to the investigation and handling of any Serious AE disclosed to it by the other Party or by a Third Party and to allow the other Party to review the Serious AE and to participate in the follow-up investigation;

         c. To immediately advise the other Party of any Product and/or Active Ingredient safety communication received from a health authority and consult with the other Party with respect to any Product and/or Active Ingredient warning, labeling

                                      -D-4-
                  change or change to an investigators' brochure involving safety issues proposed by the other Party, including, but not limited to the safety issues agreed to by the Parties;

         d. To diligently handle in a timely manner the follow-up investigation and resolution of each AE reported to it;

         e. To provide the other Party mutually agreed upon audit rights of its AE reporting system and documentation, upon prior notice, during normal business hours, at the expense of the auditing Party and under the confidentiality obligations set forth in the Agreement;

         f. To meet in a timely fashion from time to time as may be reasonably required to implement the adverse event reporting and consultation procedures described in this Exhibit D, including identification of those individuals in each Party's Drug Safety group who will be responsible for reporting to and receiving AE information from the other Party, and the development of a written standard operating procedure with respect to adverse event reporting responsibilities, including reporting responsibilities to investigators;

         g.       Where possible, to transmit all data electronically;

         h. To report to each other any addenda, revisions or changes to the Agreement (e.g., change in territories, local regulations, addition of new licensors/licensees to the Agreement, etc.) which might alter the adverse event reporting responsibilities hereunder;

         i. To utilize English as the language of communication and data exchange between the Parties;

         j. To develop a system of exchange of documents and information in the event that the Agreement involves more than two Parties; and

         k.       To work together to develop an electronic system to transmit
                  AE data.

5. The Parties may meet after the Effective Date of the Agreement to establish a separate agreement for adverse event exchange which will supersede this Exhibit D.

                                      -D-5-